Exhibit 21.1

                                ATEC Group, Inc.
                              List of Subsidiaries


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                                                       Name under which business
          Name of Subsidiary             Jurisdiction    conducted if different
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Sun Computer & Software, Inc.            New York
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Micro Computer Store, Inc.               New York
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American Computer Systems Corporation    New York
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CONY Computer Systems, Inc.              Connecticut
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Laptop and Office Solutions, Inc.        New York
--------------------------------------------------------------------------------
Innovative Business Micros, Inc.         New York
--------------------------------------------------------------------------------
Global Leasing and Trading Corporation   New York
--------------------------------------------------------------------------------
Logix Solutions, Inc.                    Colorado
--------------------------------------------------------------------------------


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